SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2004

________________

Video City, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-14033

95-3897052

(Commission File Number)

(I.R.S. Employer Identification No.)

5060 California Avenue, Suite 401, Bakersfield, CA

93309

(Address of Principal Executive Offices)

(Zip Code)

(661) 843-5553

Registrant's Telephone Number, Including Area Code

4800 Easton Drive, Suite 108, Bakersfield, CA  93309

(Former Name or Former Address, if Changed Since Last Report)

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Item 5.

Other Events and Regulation FD Disclosure

In October 2003, the Video City Inc. (the “Company”) sold substantially all of its operating assets as previously reported.  The Company now has no ongoing operation, and very limited cash resources.  Additionally, certain vendors and landlords have filed or threatened to file lawsuits against the Company due to the lack of payment for services rendered to the Company or past due rent on closed retail locations.  The Company is continuing to evaluate all options moving forward in dealing with its current liquidity position.

Based on the Company’s lack of liquidity and capital resources, it has not been able to file certain required regulatory reports on a timely basis, including an amendment to a previously filed Current Report on Form 8-K to incorporate pro forma financial statements, and Quarterly Report on Form 10-QSB for the quarter ended October 31, 2003, and cannot determine at this time when such reports will be filed.  The Company has also not been able to maintain the services of its transfer agent, who has terminated its agreement to provide services due to non-payment of certain delinquent invoices.  The Company has not been able to obtain the services of a replacement transfer agent, and cannot determine at this time when such services from any provider will be reinstated or made available.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

     This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, such as statements of the Company’s plans, activities, expectations and intentions, that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to:  the company’s future plans for its business, if any; the availability of financing and capital resources; the company’s ability to achieve value from its remaining assets; the company’s ability to manage its financial and other obligations and liabilities; and other factors discussed herein and in the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 14, 2004

VIDEO CITY, INC.

(Registrant)

By: /s/

Name:  Gerald Weber

Title:     Director

By: /s/

Name:

 Barry Collier

Title:      Director

By: /s/

Name:

 David Ballstadt

Title:      Director